                                                                EXHIBIT 23(m)


                              AMENDED AND RESTATED

                           MASTER DISTRIBUTION PLAN OF

                                 THE KENT FUNDS

                               DATED MAY 25, 2000


     WHEREAS, The Kent Funds (the "Trust") has previously adopted an Amended and Restated Master Distribution Plan (the "Plan") pursuant to the requirements of Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Plan was applicable to the Trust's Investment class of shares;

     WHEREAS, the Trust has created a Advisor class of shares;

     WHEREAS, it is deemed desirable to amend and restate the Plan to cover the Investment class of shares and the Advisor class of shares of each of the series of the Trust listed on Appendix A hereto (individually a "Fund," collectively, the "Funds"); and

     WHEREAS, this Plan has been adopted by the Board of Trustees of the Trust in accordance with Rule 12b-1 under the 1940 Act.

     NOW, THEREFORE, the Plan is hereby amended and restated in its entirety as follows:


     Section 1. The principal underwriter of the Trust shall enter into written agreements based on the forms attached hereto as Appendix B or any other form duly approved by the Board of Trustees ("Agreements") with securities dealers, financial institutions and other industry professionals that are shareholders or dealers of record or which have a servicing relationship with the beneficial owners of Investment Shares or Advisor Shares of one or more of the Funds ("Shareholder Organizations"). Pursuant to such Agreements, Shareholder Organizations shall provide distribution and support services as set forth therein to their clients who acquire and beneficially own Investment Shares or Advisor Shares of any Fund in consideration of a fee, computed monthly in the manner set forth in the Agreements, at an annual rate of up to 0.25% of the average daily net asset value of the Investment Shares or Advisor Shares beneficially owned by such clients.


     Section 2. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related Agreement shall provide to the Trust's Board of Trustees, and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 3. This Plan shall become effective immediately with respect to each particular class of a Fund upon the approval of the Plan (and the form of Agreement attached hereto) by a majority of the Trust's Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any Agreement related to this Plan (the "Rule 12b-1 Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan (and form of Agreement).


     Section 4. Unless sooner terminated pursuant to Section 5, this Plan shall continue until June 30, 2001, and thereafter shall continue automatically for successive annual periods so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 3(a).


     Section 5. This Plan may be terminated at any time with respect to any class of any Fund by (a) vote of a majority of the Rule 12b-1 Trustees, or (b) vote of a majority (as defined in the 1940 Act) of the outstanding Investment Shares or Advisor Shares, as applicable, of such Fund.

     Section 6. This Plan may be amended at any time with respect to any class of any Fund by the Board of Trustees, provided that (a) any amendment to increase materially the costs (whether for distribution or any other purpose) which such class of a Fund may bear pursuant to this Plan shall be effective only upon the favorable vote of a majority (as defined in the 1940 Act) of the outstanding shares of the affected class of such Fund, and (b) any material amendment of the terms of this Plan shall become effective only upon the approvals set forth in Section 3(a).


     Section 7. While this Plan is in effect, the selection and nomination of those Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) shall be committed to the discretion of such non-interested Trustees.

     Section 8. All expenses incurred by the Trust with respect to the Investment class of shares or Advisor class of shares of a particular Fund in connection with Agreements and the implementation of this Plan shall be borne entirely by the respective class of shares of such Fund.


Amended and Restated:  May 25, 2000

                                   APPENDIX A


Kent Growth and Income Fund
Kent Index Equity Fund
Kent Large Company Growth
Fund Kent Small Company Growth Fund
Kent International Growth Fund
Kent Income Fund
Kent Intermediate Bond Fund
Kent Short Term Bond Fund
Kent Tax-Free Income Fund
Kent Intermediate Tax-Free Fund
Kent Michigan Municipal Bond Fund
Kent Money Market Fund
Kent Government Money Market Fund
Kent Michigan Municipal Money Market Fund
Kent Science and Technology Fund
Kent Canterbury Fund
Kent Cascade Fund

                                   APPENDIX B



[KENT FUNDS LOGO]
Kent Funds Distributors, Inc.
3435 Stelzer Road
Columbus, Ohio 43219-3035


SHAREHOLDER SERVICES AGREEMENT

Ladies and Gentlemen:

As the principal underwriter of the shares ("Shares") of each investment company portfolio ("Fund") of The Kent Funds (the "Trust"), Kent Funds Distributors, Inc. ("Distributor") hereby agrees that you, the undersigned broker-dealer, shall provide the shareholder services that are more fully described below.

1. We represent and warrant to you that the shareholder services described herein have been authorized pursuant to a Master Distribution Plan (the "Plan") adopted by the shareholders ("Shareholders") of each Fund. The Plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). It is intended that you shall provide such shareholder services to your customers ("Customers") who may, from time to time, beneficially own a Fund's Shares.

2. You represent and warrant to us that (i) you are and will be at all times relevant to this Agreement a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and (ii) you are and will be at all times relevant to this Agreement a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement.
     You agree to comply with all applicable laws, including federal and state securities laws, the Rules and Regulations of the Securities and Exchange Commission and the Rules of Fair Practice of the NASD. We have furnished you with a list of the states or other jurisdictions in which Shares of the Funds have been registered for sale under, or are otherwise qualified for sale pursuant to, the respective securities laws of such states and jurisdictions. You agree that you will not offer a Fund's Shares to persons in any jurisdiction in which such Shares are not registered or otherwise qualified for sale. You further agree that you will maintain all records required by applicable law or otherwise reasonably requested by us relating to Fund transactions that you have executed.

3. You agree to provide various types of distribution assistance and Shareholder support services with respect to a Fund's Shares. Such distribution assistance and Shareholder support services may include those items that are enumerated in Schedule A attached hereto and such other similar services that we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations.

4. For all purposes of this Agreement, you shall be deemed to be an independent contractor, and shall have no authority to act as agent for us or for the Trust in any matter or in any respect. No person is authorized to make any representations concerning us, the Trust, or a Fund's Shares except those representations contained in the Fund's then-current Prospectus and the Trust's Statement of Additional Information and in such printed information as we or the Trust may subsequently prepare. You are specifically authorized to distribute to Customers a Fund's Prospectus (including any supplements to such Prospectus), the Trust's Statement of Additional Information and sales material received from us. No person is authorized to distribute any other sales material relating to the Trust without our prior written approval. You further agree to deliver to Customers, upon our request, copies of amended Prospectuses and Statements of Additional Information.

5. You and your employees will, upon request, be available during normal business hours to consult with us concerning the performance of your responsibilities under this Agreement. You will provide to us and the Trust's Board of Trustees a written report of all expenditures under this Agreement, including a discussion of the purposes for which such expenditures were made. In addition, you will furnish to us or to the Trust such information as we or the Trust may reasonably request (including, without limitation, periodic certifications confirming the rendering of distribution assistance and support services with respect to Shares described herein), and will otherwise cooperate with us and the Trust in the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by us under this Agreement, as well as any other reports or filings that may be required by law.

6. The minimum dollar purchase of a Fund's Shares (including Shares being acquired by Customers pursuant to the exchange privileges described in the Fund's Prospectus) shall be the applicable minimum amount set forth in the Prospectus of such Fund, and no order for less than such amount shall be accepted by you. The procedures relating to the handling of orders shall be subject to instructions which we shall forward to you from time to time. All orders for a Fund's Shares are subject to acceptance or rejection by the Trust in its sole discretion, and the Trust may, in its discretion and without notice, suspend or withdraw the sale of a Fund's Shares, including the sale of such Shares to you for the account of any Customer or Customers. You acknowledge that it is your responsibility to date and time stamp all orders received by you and to transmit such orders promptly to us. You further acknowledge that any failure to promptly transmit such orders to us that causes a purchaser of Shares to be disadvantaged, based upon the pricing requirements of Rule 22c-1 under the 1940 Act, shall be your sole responsibility. We reserve the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then-current offering price determined by or for the applicable Fund.

7. For the services provided under this Agreement, you shall receive a fee calculated at the applicable annual rate set forth on Schedule B hereto with respect to the average daily net asset value of each Fund's Shares which are owned of record by you as nominee for Customers or which are owned by Customers whose records, as maintained by such Fund or its agent, designate you as the Customer's dealer of record, which fee will be computed daily and paid monthly. The fee will not be paid with respect to
     (i) Shares of a Fund sold by you and redeemed or repurchased by the Trust or by us within seven business days of receipt of confirmation of such sale, or (ii) a Customer if the amount of such fee on an annual basis with respect to such Customer shall be less than $1.00. The fee rate stated on Schedule B hereto may be prospectively increased or decreased by us in our sole discretion, at any time upon notice to you. Such fee shall be subject to the limitations on the payment of asset-based sales charges that are set forth in Rule 2830 of the NASD Conduct Rules.

8. Neither of us shall be liable to the other except for (1) acts or failures to act which constitute a lack of good faith or negligence and (2) obligations expressly assumed under this Agreement. In addition, you agree to indemnify us and hold us harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with your organization which are performed in connection with the discharge of your responsibilities under this Agreement. If such claims are asserted, you shall have the right to manage your own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be borne by you.

9. This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated by either of us, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the Disinterested Trustees of a Fund or by a vote of a majority of the outstanding voting securities of a Fund on ten days' written notice.

10. All communications to us shall be sent to the address set forth on page 1 hereof or at such other address as we may designate in writing. Any notice to you shall be duly given if mailed or telecopied to you at the address set forth below or at such other address as you may provide in writing.


                           ------------------------------
                           ------------------------------
                           ------------------------------

11. You represent and warrant that all requisite corporate proceedings have been undertaken to authorize you to enter into this Agreement and to perform the services contemplated herein. You further represent and warrant that the individual that has signed this Agreement below is a duly elected officer that has been empowered to act for and on behalf of your organization with respect to the execution of this Agreement.

12. This Agreement supersedes any other agreement between us with respect to the offer and sale of Shares and relating to any other matters discussed herein. All covenants, agreements, representations and warranties made herein shall be deemed to have been material and relied on by each party. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision thereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.


If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to us, whereupon this Agreement shall be binding upon each of us, effective as of the date of execution.








KENT FUNDS DISTRIBUTORS, INC.
BY:




---------------------------------------------
Authorized Officer                       Date

---------------------------------------------
Title





The foregoing Agreement is hereby accepted:

--------------------------------------------
(Firm Name)


--------------------------------------------
Authorized Officer                      Date


--------------------------------------------
Title

                         Dated:  As of
                                      ----------------

                                   Schedule A
                                     to the
                         Shareholder Services Agreement



                              Shareholder Services



In accordance with Section 3 of the Shareholder Services Agreement, you agree to provide various types of distribution assistance and shareholder support services that we may reasonably request with respect to Fund Shares that are beneficially owned by your Customers. Such distribution assistance and shareholder support services may include the following.


Distribution Assistance


(i) placing orders with the Trust for the purchase or exchange of a Fund's Shares and tendering a Fund's Shares to the Trust for redemption; (ii) promoting the purchase of Shares by Customers; (iii) responding to inquiries from Customers concerning their investments in Fund Shares; (iv) engaging in advertising with respect to a Fund's Shares; and (v) distributing Fund prospectuses, reports and sales literature.

Shareholder Support Services


(i) providing Customers with a service that invests the assets of their accounts in a Fund's Shares pursuant to specific or pre-authorized instructions; (ii) processing dividend payments from the Trust on behalf of Customers; (iii) providing information periodically to Customers showing their positions in a Fund's Shares; (iv) arranging for bank wire transfers of funds to or from a Customer's account; (v) responding to inquiries from Customers relating to the services performed by the Participating Organization under this Agreement; (vi) providing subaccounting, in the case of omnibus accounts, with respect to a Fund's Shares beneficially owned by Customers or the information to the Trust necessary for subaccounting; (vii) if required by law, forwarding Shareholder communications from the Trust (such as proxies, Shareholder reports, annual and semi-annual financial statements, and dividend, distribution, and tax notices) to Customers; (viii) forwarding to Customers proxy statements and proxies containing any proposals regarding this Agreement or a Fund's Plan; and (ix) rendering ongoing advice respecting the suitability of particular investment opportunities offered by the Trust in light of the Customer's need.

                          Dated:  As of
                                       ---------------

                                   Schedule B
                                     to the
                         Shareholder Services Agreement



                                  Compensation


         Annual rate of up to 25 one-hundredths of one percent ( .25 %) of the average daily net asset value of each Fund's Shares held of record by you from time to time on behalf of Customers.













-------------------
*  All fees are computed daily and paid monthly.










August 13, 1996
                                      B-1

                          KENT FUNDS DISTRIBUTORS, INC.
                                3435 STELZER ROAD
                              COLUMBUS, OHIO 43219

                         SHAREHOLDER SERVICING AGREEMENT

Ladies and Gentlemen:

     Kent Funds Distributors, Inc. (the "Distributor"), serves as the distributor to the The Kent Funds (the "Company"), an open-end management investment company organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1"), but subject to the provisions of Section 4.1 hereof, the holders of the units of beneficial interest ("Shares") of each of the investment portfolios (currently existing or hereafter created) of the Company identified on Schedule A hereto (individually, a "Fund"; collectively, the "Funds") have adopted or may adopt a Master Distribution Plan (the "Plan") which, among other things, authorizes the Distributor to enter into this Servicing Agreement with
                                      (the "Participating Organization"), with
its principal office located                                       , concerning
the provision of support services to the Participating Organization's customers ("Customers") who may from time to time beneficially own Fund Shares. The terms and conditions of this Agreement are as follows:

1.   REFERENCE TO PROSPECTUS.

     1.1 Reference is made to the prospectuses of the Funds (individually, a "Prospectus"; collectively, the "Prospectuses") as from time to time are effective under the Securities Act of 1933 (the "1933 Act"). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

2.   SERVICES AS PARTICIPATING ORGANIZATION.

     2.1 The Participating Organization shall provide any combination of the following support services, as agreed upon by the parties from time to time, to Customers who may from time to time beneficially own Shares of a Fund: (i) aggregating and processing purchase and redemption requests for a Fund's Shares from Customers and placing net purchase and redemption orders with the Distributor; (ii) processing dividend payments from the Company on behalf of Customers; (iii) arranging for bank wire transfer of funds to or from a Customer's account; (iv) responding to inquiries from Customers relating to the services performed by the Participating Organization under this Agreement; (v) providing subaccounting with respect to a Fund's Shares beneficially owned by Customers or the information to the Company necessary for subaccounting; (vi) if required by law, forwarding Shareholder communications from the Company (such as proxies, Shareholders reports, annual and semi-annual financial statements, and dividend, distribution, and tax notices) to Customers; (vii) forwarding to Customers proxy statements and proxies containing any proposals regarding this Agreement or a Fund's Plan; (viii) providing such other similar services as the

Distributor may reasonably request to the extent the Participating Organization is permitted to do so under applicable statutes, rules, or regulations.

     2.2 The Participating Organization will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in the Participating Organization's business, or any personnel employed by the Participating Organization) as may be reasonably necessary or beneficial in order to provide such services to Customers.

     2.3 All orders for a Fund's Shares are subject to acceptance or rejection by the Company in its sole discretion, and the Company may, in its discretion and without notice, suspend or withdraw the sale of a Fund's Shares, including the sale of such Shares to the Participating Organization for the account of any Customer or Customers.

     2.4 The Participating Organization shall act solely for, upon the order of, and for the account of, its Customers. For all purposes of this Agreement, the Participating Organization will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor in any matter or in any respect. No person is authorized to make any representations concerning the Distributor, the Company, or a Fund's Shares except those representations contained in the Fund's then-current Prospectus and the Company's Statement of Additional Information and in such printed information as the Distributor or the Company may subsequently prepare. The Participating Organization further agrees to deliver to Customers, upon the request of the Distributor, copies of any amended Prospectus and Statement of Additional Information.

     2.5 The Participating Organization and its employees will, upon request, be available during normal business hours to consult with the Distributor or its designees concerning the performance of the Participating Organization's responsibilities under this Agreement. In addition, the Participating Organization will furnish to the Distributor, the Company or their designees such information as the Distributor, the Company or their designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Distributor, the Company and their designees (including, without limitation, any auditors designated by the Company), in the preparation of reports to the Company's Board of Trustees concerning this Agreement, as well as any other reports or filings that may be required by law.

3.   COMPENSATION.

     3.1 The Distributor shall pay the Participating Organization for the services to be provided by the Participating Organization under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto, as such Schedule may be amended from time to time.

4.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     4.1 By written acceptance of this Agreement, the Participating Organization further represents, warrants, and agrees that: (i) the Participating Organization believes that it possesses the legal authority to perform the services contemplated by this Agreement without violation of applicable Federal banking laws (including the Glass-Steagall Act) and regulations.

5.   EXCULPATION; LIMITATION OF LIABILITY.

     5.1 The Distributor shall not be liable to the Participating Organization and the Participating Organization shall not be liable to the Distributor except for acts or failures to act which constitute lack of good faith or negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or by the Participating Organization of compliance with any applicable federal or state law, rule, or regulation and the rules and regulations promulgated by the National Association of Securities Dealers, Inc.

6.   EFFECTIVE DATE; TERMINATION.

     6.1 This Agreement will become effective with respect to each Fund on the date a fully executed copy of this Agreement is received by the Distributor or its designee. Unless sooner terminated with respect to any Fund, this Agreement
will continue with respect to a Fund until      , 199_, and thereafter will
continue automatically for successive annual periods ending in        of each
year, provided such continuance is specifically approved at least annually by the vote of a majority of the members of the Board of Trustees of the Company who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, cast in person at a meeting called for the purpose of voting on such approval.


     6.2 This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act) with respect to such Fund. This Agreement may be terminated with respect to any Fund by the Distributor or by the Participating Organization, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated with respect to any Fund at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Company who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the Shares of such Fund on ten days' written notice.

7.   GENERAL.

     7.1 All notices and other communications to either the Participating Organization or the Distributor will be duly given if mailed, telegraphed or telecopied to the appropriate address set forth on page 1 hereof, or at such other address as either party may provide in writing to the other party.

     7.2 The Distributor may enter into other similar agreements for the provision of Shareholder services with any other person or persons without the Participating Organization's consent.

     7.3 This Agreement supersedes any other agreement between the Distributor and the Participating Organization relating to the provision of support services to the Participating Organization's Customers who beneficially own a Fund's Shares and relating to any other matters discussed herein. All covenants, agreements, representations, and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated.


KENT FUNDS DISTRIBUTORS, INC.        The foregoing Agreement is hereby accepted:
BY:
                                     -------------------------------------------
                                     (Firm Name)

---------------------------------
Authorized Officer         Date

                                     -------------------------------------------
                                     Authorized Officer                Date
---------------------------------
Title

                                     -------------------------------------------
                                     Title

                                   Schedule A
                                     to the
                 Shareholder Servicing Agreement with Respect to
                Distribution Assistance and Shareholder Services
                      between Kent Funds Distributors, Inc.
                              and


                                      FUNDS

     This Agreement shall apply to (i) all Funds of the Company that have adopted a Distribution and Shareholder Servicing Plan (the "Plan") as of the effective date of this Agreement and (ii) all Funds hereafter created that adopt the Plan. The current Funds that have adopted the Plan are set forth below:


Large Company Growth- Investment Class
Growth and Income- Investment Class
Income- Investment Class
Intermediate Bond- Investment Class
International Growth- Investment Class
Index Equity- Investment Class
Intermediate Tax Free- Investment Class
Government Money Market- Investment Class
Money Market-Investment Class
Michigan Municipal Bond- Investment Class
Michigan Municipal Money Market- Investment Class
Small Company Growth- Investment Class Short Term
Bond- Investment Class Tax Free Income- Investment Class


KENT FUNDS DISTRIBUTORS, INC.        The foregoing Agreement is hereby accepted:
BY:
                                     -------------------------------------------
                                     (Firm Name)

---------------------------------
Authorized Officer         Date

                                     -------------------------------------------
                                     Authorized Officer                Date
---------------------------------
Title

                                     -------------------------------------------
                                     Title

                                   Schedule B
                                     to the
                 Shareholder Servicing Agreement with Respect to
                Distribution Assistance and Shareholder Services
                      between Kent Funds Distributors, Inc.
                             and


                                  COMPENSATION(1)

     The Participating Organization shall receive a fee calculated at an annual rate up to 25 one-hundredths of one percent (.25%) of each Fund's average daily net assets attributable to Shares beneficially owned by the Participating Organization's Customers.




KENT FUNDS DISTRIBUTORS, INC.        The foregoing Agreement is hereby accepted:
BY:
                                     -------------------------------------------
                                     (Firm Name)

---------------------------------
Authorized Officer         Date

                                     -------------------------------------------
                                     Authorized Officer                Date
---------------------------------
Title

                                     -------------------------------------------
                                     Title








--------------------------
(1) All fees are computed daily and paid periodically.


                                      A-2